Exhibit 99.1
Humana Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On August 9, 2018, we completed the sale of the stock of our wholly-owned subsidiary, KMG America Corporation, or KMG, to Continental General Insurance Company, or CGIC, a Texas-based insurance company wholly owned by HC2 Holdings, Inc., a diversified holding company (the "Sale"). KMG’s subsidiary, Kanawha Insurance Company, or KIC, included our closed block of non-strategic commercial long-term care insurance policies. We funded the transaction with approximately $200 million of parent company cash contributed into KMG, in addition to the transfer of approximately $150 million of statutory capital with the Sale.
The following unaudited pro forma condensed consolidated balance sheet at June 30, 2018 of Humana Inc. ("Humana") is presented as if the Sale and related events, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at June 30, 2018. The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2018 and for the year ended December 31, 2017 are presented as if such events had occurred on January 1, 2017. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Humana Inc. and information derived from the Company's accounting records regarding KMG for the periods presented and in the opinion of Humana Inc.'s management, all adjustments and disclosures necessary for the fair presentation of the pro forma have been made.
These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the Sale and the related events been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following:
•Humana's condensed consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2018 and Management's Discussion and Analysis included in Humana's Form 10-Q for the six months ended June 30, 2018.
•Humana's audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2017, and Management's Discussion and Analysis included in Humana's Annual Report on Form 10-K for the year ended December 31, 2017.

Humana Inc.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2018
(Unaudited)

	Humana Inc. Historical	Pro Forma Adjustments		Pro Forma
	A
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$8,052	$(17)	B	$8,035
Investment securities	9,464	—		9,464
Receivables, less allowance for doubtful accounts	1,471	—		1,471
Other current assets	4,410	—		4,410
Assets held-for-sale	3,467	(3,467)	C	—
Total current assets	26,864	(3,484)		23,380
Property and equipment, net	1,626	—		1,626
Long-term investment securities	379	—		379
Goodwill	3,895	—		3,895
Other long-term assets	1,506	—		1,506
Total assets	$34,270	$(3,484)		$30,786
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Benefits payable	$5,020	$—		$5,020
Trade accounts payable and accrued expenses	6,952	(790)	D	6,162
Book overdraft	74	—		74
Unearned revenues	3,630	—		3,630
Short-term debt	398	—		398
Liabilities held-for-sale	2,694	(2,694)	C	—
Total current liabilities	18,768	(3,484)		15,284
Long-term debt	4,773	—		4,773
Future policy benefits payable	197	—		197
Other long-term liabilities	321	—		321
Total liabilities	24,059	(3,484)		20,575
Stockholders’ equity	10,211	—		10,211
Total liabilities and stockholders’ equity	$34,270	$(3,484)		$30,786
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Humana Inc.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30, 2018
(Unaudited)

	Humana Inc. Historical	Pro Forma Adjustments	Pro Forma
	A	E
	(in millions, except per share results)
Revenues:
Premiums	$27,524	$(69)	$27,455
Services	709	—	709
Investment income	305	(103)	202
Total revenues	28,538	(172)	28,366
Operating expenses:
Benefits	23,206	(89)	23,117
Operating costs	3,510	(23)	3,487
Depreciation and amortization	200	(1)	199
Total operating expenses	26,916	(113)	26,803
Income from operations	1,622	(59)	1,563
Loss on business held-for-sale	(790)	—	(790)
Interest expense	106	—	106
Income before income taxes	726	(59)	667
Provision for income taxes	42	(14)	28
Net income	$684	$(45)	$639
Basic earnings per common share	$4.96		$4.63
Diluted earnings per common share	$4.93		$4.61
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Humana Inc.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Year Ended December 31, 2017
(Unaudited)

	Humana Inc. Historical	Pro Forma Adjustments	Pro Forma
	A	E
	(in millions, except per share results)
Revenues:
Premiums	$52,380	$(156)	$52,224
Services	982	—	982
Investment income	405	(105)	300
Total revenues	53,767	(261)	53,506
Operating expenses:
Benefits	43,496	(191)	43,305
Operating costs	6,567	(78)	6,489
Merger termination fee and related costs, net	(936)	—	(936)
Depreciation and amortization	378	(1)	377
Total operating expenses	49,505	(270)	49,235
Income from operations	4,262	9	4,271
Interest expense	242	—	242
Income before income taxes	4,020	9	4,029
Provision for income taxes	1,572	(94)	1,478
Net income	$2,448	$103	$2,551
Basic earnings per common share	$16.94		$17.65
Diluted earnings per common share	$16.81		$17.52
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Humana Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. DESCRIPTION OF THE TRANSACTION
On November 6, 2017, we entered into a definitive agreement to sell the stock of our wholly-owned subsidiary, KMG America Corporation, or KMG, to Continental General Insurance Company, or CGIC, a Texas-based insurance company wholly owned by HC2 Holdings, Inc., a diversified holding company. KMG’s subsidiary, Kanawha Insurance Company, or KIC, includes our closed block of non-strategic commercial long-term care insurance policies. As of June 30, 2018, we classified KMG as held-for-sale and aggregated KMG's assets and liabilities separately on the balance sheet. In connection with the held-for-sale classification, we recognized a pretax loss, including transaction costs, of $790 million which is reported as loss on business held-for-sale in the pro forma condensed consolidated statements of income for the six months ended June 30, 2018. We recorded a deferred tax benefit of $430 million from the loss which is included in the line captioned "Provision for income taxes" of the pro forma condensed consolidated statement of income for the six months ended June 30, 2018. The income tax benefit resulting from the loss on sale of KMG is attributable to its original tax basis and subsequent capital contributions to fund accumulated losses. With the carrying value of KMG’s net assets exceeding the fair value less cost to sell, the resulting net loss of $360 million was recognized during the second quarter of 2018, reflecting considerations for costs to sell, changes in the carrying value of the KMG disposal group and the related tax effect.
On August 9, 2018, we completed the sale. See Note 3 for additional details surrounding the financial impact of the transaction.
2. BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 and the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2018 and year ended December 31, 2017 are based on the historical consolidated financial statements of Humana and information derived from the Company's accounting records regarding KMG, after giving effect to the completion of the sale and the adjustments described in these notes. Such pro forma adjustments are factually supportable and directly attributable to the sale.
These unaudited pro forma condensed consolidated financial statements are presented solely for informational purposes and are not necessarily indicative of the consolidated financial position or the results of operations that might have been achieved had the sale been completed as of the dates indicated, nor are they meant to be indicative of any anticipated consolidated financial position or future results of operations that Humana will experience in the future. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.
Aetna Merger
On February 16, 2017, under the terms of the Agreement and Plan of Merger, or Merger Agreement, with Aetna Inc., and certain wholly owned subsidiaries of Aetna Inc., which we collectively refer to as Aetna, we received a breakup fee of $1 billion from Aetna, which is included in the Humana Inc. consolidated statement of income for the twelve months ended December 31, 2017 in the line captioned "Merger termination fee and related costs, net."
3. PRO FORMA ADJUSTMENTS
The following pro forma adjustments are included in the pro forma financial statements:
(A) Represents the previously reported Condensed Consolidated Balance Sheet at June 30, 2018 and Condensed Consolidated Statement of Income for the six months ended June 30, 2018 included in Humana Inc.'s Form 10-Q for the six months ended June 30, 2018, as well as the previously reported Consolidated Statement of Income for the year ended December 31, 2017 included in Humana Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017.
(B) Represents payment of costs to sell.
(C) Represents the removal of KMG assets and liabilities classified as held-for-sale as of June 30, 2018. Included in assets held-for-sale is the parent company cash contributed into KMG to fund the transaction.

Humana Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(Continued)
(Unaudited)

(D) The adjustment of $790 million represents the impairment loss at June 30, 2018 to record the KMG disposal group at its fair value, less costs to sell.
(E) Represents KMG's Statements of Income for both the six months ended June 30, 2018 and the year ended December 31, 2017, which have been extracted from the Company's accounting records. KMG's operating expenses were reduced for allocated corporate costs, which will remain with Humana, of approximately $7 million and $24 million for the six months ended June 30, 2018 and year ended December 31, 2017, respectively.